Contact:     Matthew Classick      Resource Center: 1-800-232-6643
    202-752-3662                                     Exhibit 99.1
Date:    July 30, 2025

Fannie Mae Reports Second Quarter 2025 Results

Quarterly Highlights
“Fannie Mae gets stronger by the day: We have achieved $100 billion in company net worth and our focus on operational efficiency has driven down administrative expenses 15% since the first quarter, with a total savings of $256 million in non-interest expenses. We will continue operating the company as a for-profit enterprise so that we can drive down housing costs and deliver maximum value for the American people.”
- William J. Pulte, Director U.S. Federal Housing and Chairman, Fannie Mae Board of Directors

“Fannie Mae had another solid quarter, reporting $3.3 billion of net income. Net revenues were steady, and we kept our focus on building regulatory capital and achieving attractive returns. This quarter’s notable progress on expenses was greatly aided by the efficiency and deregulation efforts of Director Pulte and the entire team at U.S. Federal Housing. We remain steadfast in our mission, and in safely and soundly making a positive impact on American housing.”
- Priscilla Almodovar, President and Chief Executive Officer

•	Earned $3.3 billion of net income, the 30th consecutive quarter of positive net income

•	Grew net worth to $101.6 billion; $88.1 billion in net worth added since the start of 2020

•	Produced net revenues of $7.2 billion, driven by steady guaranty fee income

•	Recorded provision for credit losses of $946 million, primarily reflecting lower actual and projected home price growth
•	Reduced quarterly administrative expenses by 15% from first quarter, and 6% from a year earlier

•
Provided $102 billion in liquidity, which enabled the financing of approximately 381,000 home purchases, refinancings, and rental units; 52% of home purchase mortgages acquired were for first-time homebuyers

Key Results

$101.6 Billion Net Worth	$102 Billion Supporting Housing Activity in 2Q 2025

Increase of $3.3 billion in the second quarter of 2025	SF Home Purchases	SF Refinancings	MF Rental Units

$3.3 Billion Net Income for 2Q 2025	Serious Delinquency Rates

Decrease of $1.2 billion compared with second quarter 2024	Single-Family SDQ Rate	Multifamily SDQ Rate

Second Quarter 2025 Results	1

Summary of Financial Results

(Dollars in millions)	2Q25	1Q25	Variance	% Change	2Q24	Variance	% Change
Net interest income	$7,155	$7,001	$154	2%	$7,268	$(113)	(2)%
Fee and other income	86	84	2	2%	68	18	26%
Net revenues	7,241	7,085	156	2%	7,336	(95)	(1)%
(Provision) benefit for credit losses	(946)	(24)	(922)	NM	300	(1,246)	NM
Fair value gains (losses), net	211	123	88	72%	447	(236)	(53)%
Investment gains (losses), net	(8)	—	(8)	NM	(62)	54	87%
Non-interest expense:
Administrative expenses(1)	(847)	(992)	145	15%	(899)	52	6%
Legislative assessments(2)	(939)	(931)	(8)	(1)%	(939)	—	— %*
Credit enhancement expense(3)	(400)	(479)	79	16%	(405)	5	1%
Other income (expense), net(4)	(158)	(198)	40	20%	(174)	16	9%
Total non-interest expense	(2,344)	(2,600)	256	10%	(2,417)	73	3%
Income before federal income taxes	4,154	4,584	(430)	(9)%	5,604	(1,450)	(26)%
Provision for federal income taxes	(837)	(923)	86	9%	(1,120)	283	25%
Net income	$3,317	$3,661	$(344)	(9)%	$4,484	$(1,167)	(26)%

Total comprehensive income	$3,324	$3,655	$(331)	(9)%	$4,477	$(1,153)	(26)%
Net worth	$101,636	$98,312	$3,324	3%	$86,483	$15,153	18%
NM - Not meaningful
* Represents less than 0.5%
(1) Consists of salaries and employee benefits and professional services, technology, and occupancy expenses.
(2) Consists of TCCA fees, affordable housing allocations, and FHFA assessments.
(3) Consists of costs associated with freestanding credit enhancements, which primarily include the company’s Connecticut Avenue Securities® (“CAS”) and Credit Insurance Risk TransferTM programs, enterprise-paid mortgage insurance, and certain lender risk-sharing programs.

(4) Primarily consists of foreclosed property income (expense), change in the expected benefits from our freestanding credit enhancements, and gains and losses from partnership investments.

Key Second Quarter Highlights

•
Net income of $3.3 billion.
•$7.2 billion of net revenues primarily driven by guaranty fees on the company’s $4.1 trillion guaranty book of business:
•$6.1 billion of single-family net revenues generated from a $3.6 trillion conventional guaranty book with an average charged guaranty fee of 48.3 basis points. As of June 30, 2025, 74% of the underlying mortgages in the single-family guaranty conventional book were below a 5% interest rate.
•$1.2 billion of multifamily net revenues generated from a $510.8 billion guaranty book with an average charged guaranty fee of 73.3 basis points.
•$946 million provision for credit losses primarily due to single-family provision driven by lower actual and projected single-family home price growth.
•Non-interest expense of $2.3 billion, with overall efficiency ratio of 31.5%.

•
Key credit characteristics of the company’s guaranty book of business as of June 30, 2025:
•Single-family conventional guaranty book had a weighted-average mark-to-market loan-to-value ratio of 50%, a weighted-average FICO credit score at origination of 753, and a serious delinquency rate of 0.53%.
•Multifamily guaranty book had a weighted-average original loan-to-value ratio of 63%, a weighted-average debt service coverage ratio of 2.0, and a serious delinquency rate of 0.61%.

•
Credit enhancements as of June 30, 2025:
•47% of the company’s single-family guaranty book was covered by one or more forms of credit enhancement, including 21% covered by mortgage insurance, which generally has a first loss position.
•Approximately 99% of the company’s multifamily guaranty book was subject to lender loss-sharing agreements, and 35% was covered by a multifamily credit risk transfer transaction.

Second Quarter 2025 Results	2

Single-Family Business Financial Results

(Dollars in millions)	2Q25	1Q25	Variance	% Change	2Q24	Variance	% Change
Net interest income	$5,992	$5,866	$126	2%	$6,096	$(104)	(2)%
Fee and other income	69	65	4	6%	51	18	35%
Net revenues	6,061	5,931	130	2%	6,147	(86)	(1)%
(Provision) benefit for credit losses	(737)	(24)	(713)	NM	548	(1,285)	NM
Fair value gains (losses), net	197	82	115	140%	454	(257)	(57)%
Investment gains (losses), net	(8)	2	(10)	NM	(70)	62	89%
Non-interest expense:
Administrative expenses	(687)	(812)	125	15%	(750)	63	8%
Legislative assessments	(918)	(920)	2	— %*	(929)	11	1%
Credit enhancement expense	(318)	(407)	89	22%	(333)	15	5%
Other income (expense), net	(143)	(174)	31	18%	(229)	86	38%
Total non-interest expense	(2,066)	(2,313)	247	11%	(2,241)	175	8%
Income before federal income taxes	3,447	3,678	(231)	(6)%	4,838	(1,391)	(29)%
Provision for federal income taxes	(711)	(760)	49	6%	(983)	272	28%
Net income	$2,736	$2,918	$(182)	(6)%	$3,855	$(1,119)	(29)%

Average charged guaranty fee on new conventional acquisitions, net of TCCA fees	57.3 bps	56.5 bps	0.8 bps	1%	51.9 bps	5.4 bps	10%
Average charged guaranty fee on conventional guaranty book of business, net of TCCA fees	48.3 bps	48.1 bps	0.2 bps	— %*	47.6 bps	0.7 bps	1%
NM - Not meaningful
* Represents less than 0.5%

Single-Family Key Business Second Quarter Highlights

•
Single-family conventional acquisition volume was $84.1 billion, compared with $85.9 billion in the second quarter of 2024. Purchase acquisition volume, of which approximately half was for first-time homebuyers, decreased to $64.3 billion, from $74.5 billion in the second quarter of 2024. Refinance acquisition volume was $19.8 billion, an increase from $11.4 billion in the second quarter of 2024.

•
The average single-family conventional guaranty book of business decreased by $27.8 billion compared with the second quarter of 2024, to $3.6 trillion. The overall credit characteristics of the single-family conventional guaranty book of business remained strong, with a weighted-average mark-to-market loan-to-value ratio of 50% and a weighted-average FICO credit score at origination of 753 as of June 30, 2025.

•
The single-family serious delinquency rate decreased to 0.53% as of June 30, 2025 from 0.56% as of March 31, 2025. Single-family seriously delinquent loans are loans that are 90 days or more past due or in the foreclosure process. Our single-family serious delinquency rate is expressed as a percentage of our single-family conventional guaranty book of business based on loan count.

•	The single-family provision for credit losses was $737 million, primarily driven by lower actual and forecasted home price growth.

•
The average charged guaranty fee, net of TCCA fees, on the single-family conventional guaranty book increased to 48.3 basis points in the second quarter of 2025, compared with 47.6 basis points in the second quarter of 2024. The average charged guaranty fee on newly acquired single-family conventional loans, net of TCCA fees, increased to 57.3 basis points in the second quarter of 2025, compared with 51.9 basis points in the second quarter of 2024, primarily as a result of a shift in the profile of loans we acquired to loans with higher upfront fees, as well as higher base guaranty fees on new single-family loan acquisitions.

Second Quarter 2025 Results	3

Multifamily Business Financial Results

(Dollars in millions)	2Q25	1Q25	Variance	% Change	2Q24	Variance	% Change
Net interest income	$1,163	$1,135	$28	2%	$1,172	$(9)	(1)%
Fee and other income	17	19	(2)	(11)%	17	—	— %*
Net revenues	1,180	1,154	26	2%	1,189	(9)	(1)%
(Provision) benefit for credit losses	(209)	—	(209)	NM	(248)	39	16%
Fair value gains (losses), net	14	41	(27)	(66)%	(7)	21	NM
Investment gains (losses), net	—	(2)	2	100%	8	(8)	(100)%
Non-interest expense:
Administrative expenses	(160)	(180)	20	11%	(149)	(11)	(7)%
Legislative assessments	(21)	(11)	(10)	(91)%	(10)	(11)	(110)%
Credit enhancement expense	(82)	(72)	(10)	(14)%	(72)	(10)	(14)%
Other income (expense), net	(15)	(24)	9	38%	55	(70)	NM
Total non-interest expense	(278)	(287)	9	3%	(176)	(102)	(58)%
Income before federal income taxes	707	906	(199)	(22)%	766	(59)	(8)%
Provision for federal income taxes	(126)	(163)	37	23%	(137)	11	8%
Net income	$581	$743	$(162)	(22)%	$629	$(48)	(8)%

Average charged guaranty fee rate on multifamily guaranty book of business, at period end	73.3 bps	74.1 bps	(0.8) bps	(1)%	75.5 bps	(2.2) bps	(3)%
NM - Not meaningful
* Represents less than 0.5%

Multifamily Key Business Highlights

•	New multifamily business volume was $17.4 billion in the second quarter of 2025, compared with $9.3 billion in the second quarter of 2024.

•	The multifamily guaranty book of business grew to $510.8 billion as of June 30, 2025, a 6.4% increase from June 30, 2024.

•
The average charged guaranty fee on the multifamily guaranty book of business decreased by 2.2 basis points to 73.3 basis points as of June 30, 2025, compared with 75.5 basis points as of June 30, 2024.

•
The multifamily serious delinquency rate decreased to 0.61% as of June 30, 2025 from 0.63% as of March 31, 2025. Multifamily serious delinquency rate consists of multifamily loans that were 60 days or more past due based on unpaid principal balance, expressed as a percentage of our multifamily guaranty book of business.

•
The multifamily provision for credit losses of $209 million in the second quarter of 2025 was primarily driven by declines in actual and estimated near-term projected multifamily property values and new delinquencies during the second quarter.

Second Quarter 2025 Results	4

Additional Matters

Fannie Mae’s Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations and Comprehensive Income for the second quarter of 2025 are available in the accompanying Annex; however, investors and interested parties should read the company’s quarterly report on Form 10-Q for the period ended June 30, 2025 (“Second Quarter 2025 Form 10-Q”), which was filed today with the Securities and Exchange Commission and is available on Fannie Mae’s website, www.fanniemae.com. The company provides further discussion of its financial results and condition, credit performance, and other matters in its Second Quarter 2025 Form 10-Q. Additional information about the company’s financial and credit performance is contained in Fannie Mae’s “2Q 2025 Earnings Presentation” and “Second Quarter 2025 Financial Supplement ” at www.fanniemae.com.

# # #

This release includes forward-looking statements regarding the company's future financial performance, as well as the company’s future plans and their impact. Actual outcomes could be materially different from what is set forth in these forward-looking statements due to a variety of factors, including those described in “Forward-Looking Statements” in the company’s Second Quarter 2025 Form 10-Q and in the company’s annual report on Form 10-K for the year ended December 31, 2024.

Fannie Mae provides website addresses in its news releases solely for readers’ information. Other content or information appearing on these websites is not part of this release.

To learn more, visit fanniemae.com.

Second Quarter 2025 Results	5

ANNEX

FANNIE MAE
(In conservatorship)
Condensed Consolidated Balance Sheets — (Unaudited)
(Dollars in millions)

	As of
	June 30, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$38,229	$38,853
Restricted cash and cash equivalents (includes $33,264 and $31,893, respectively, related to consolidated trusts)	40,323	39,958
Securities purchased under agreements to resell (includes $1,553 and $0, respectively, related to consolidated trusts)	23,753	15,975
Investments in securities, at fair value	77,430	79,197
Mortgage loans:
Loans held for sale, at lower of cost or fair value	393	373
Loans held for investment, at amortized cost:
Of Fannie Mae	51,905	50,053
Of consolidated trusts	4,076,080	4,095,287
Total loans held for investment (includes $4,892 and $3,744, respectively, at fair value)	4,127,985	4,145,340
Allowance for loan losses	(8,247)	(7,707)
Total loans held for investment, net of allowance	4,119,738	4,137,633
Total mortgage loans	4,120,131	4,138,006
Advances to lenders	2,211	1,825
Deferred tax assets, net	10,127	10,545
Accrued interest receivable (includes $11,031 and $10,666, respectively, related to consolidated trusts)	11,678	11,364
Other assets	14,345	14,008
Total assets	$4,338,227	$4,349,731
LIABILITIES AND EQUITY
Liabilities:
Accrued interest payable (includes $11,116 and $10,858, respectively, related to consolidated trusts)	$11,841	$11,585
Debt:
Of Fannie Mae (includes $327 and $385, respectively, at fair value)	128,316	139,422
Of consolidated trusts (includes $15,305 and $13,292, respectively, at fair value)	4,082,196	4,088,675
Other liabilities (includes $1,663 and $1,699, respectively, related to consolidated trusts)	14,238	15,392
Total liabilities	4,236,591	4,255,074
Commitments and contingencies (Note 14)	—	—
Fannie Mae stockholders’ equity:
Senior preferred stock (liquidation preference of $219,811 and $212,029, respectively)	120,836	120,836
Preferred stock, 700,000,000 shares are authorized—555,374,922 shares issued and outstanding	19,130	19,130
Common stock, no par value, no maximum authorization—1,308,762,703 shares issued and 1,158,087,567 shares outstanding	687	687
Accumulated deficit	(31,647)	(38,625)
Accumulated other comprehensive income	30	29
Treasury stock, at cost, 150,675,136 shares	(7,400)	(7,400)
Total stockholders’ equity	101,636	94,657
Total liabilities and equity	$4,338,227	$4,349,731

See Notes to Condensed Consolidated Financial Statements in the Second Quarter 2025 Form 10-Q

Second Quarter 2025 Results	6

FANNIE MAE
(In conservatorship)
Condensed Consolidated Statements of Operations and Comprehensive Income — (Unaudited)
(Dollars in millions, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2025	2024	2025	2024
Interest income:
Investments in securities	$1,170	$915	$2,297	$1,836
Mortgage loans	37,693	35,617	75,092	70,833
Other	548	743	1,038	1,404
Total interest income	39,411	37,275	78,427	74,073
Interest expense:
Short-term debt	(103)	(130)	(208)	(325)
Long-term debt	(32,153)	(29,877)	(64,063)	(59,457)
Total interest expense	(32,256)	(30,007)	(64,271)	(59,782)
Net interest income	7,155	7,268	14,156	14,291
(Provision) benefit for credit losses	(946)	300	(970)	480
Net interest income after (provision) benefit for credit losses	6,209	7,568	13,186	14,771
Fair value gains, net	211	447	334	927
Fee and other income	86	68	170	140
Investment gains (losses), net	(8)	(62)	(8)	(40)
Non-interest income	289	453	496	1,027
Non-interest expense:
Salaries and employee benefits	(492)	(496)	(1,103)	(1,007)
Professional services, technology, and occupancy	(355)	(403)	(736)	(781)
Legislative assessments	(939)	(939)	(1,870)	(1,869)
Credit enhancement expense	(400)	(405)	(879)	(824)
Other income (expense), net	(158)	(174)	(356)	(280)
Total non-interest expense	(2,344)	(2,417)	(4,944)	(4,761)
Income before federal income taxes	4,154	5,604	8,738	11,037
Provision for federal income taxes	(837)	(1,120)	(1,760)	(2,233)
Net income	3,317	4,484	6,978	8,804
Other comprehensive income (loss)	7	(7)	1	(3)
Total comprehensive income	$3,324	$4,477	$6,979	$8,801
Net income	$3,317	$4,484	$6,978	$8,804
Dividends distributed or amounts attributable to senior preferred stock	(3,324)	(4,477)	(6,979)	(8,801)
Net income (loss) attributable to common stockholders	$(7)	$7	$(1)	$3
Earnings per share:
Basic	$0.00	$0.00	$0.00	$0.00
Diluted	0.00	0.00	0.00	0.00
Weighted-average common shares outstanding:
Basic	5,867	5,867	5,867	5,867
Diluted	5,867	5,893	5,867	5,893

See Notes to Condensed Consolidated Financial Statements in the Second Quarter 2025 Form 10-Q

Second Quarter 2025 Results	7